UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 7, 2024

Revance Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36297	77-0551645
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
1222 Demonbreun Street, Suite 2000, Nashville, Tennessee, 37203
(Address of principal executive offices and zip code)

(615) 724-7755
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RVNC	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

2024 Corporate Objectives and Bonus Program Information

On February 7, 2024, upon recommendation of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Revance Therapeutics, Inc. (the “Company”), the Board approved the Company’s 2024 corporate objectives, weighted for purposes of determining bonuses, if any, for the Company’s executive officers with respect to 2024 performance.

The Company’s 2024 corporate goals include (i) achievement of specified total revenue targets for DAXXIFY® and the RHA® Collection of dermal fillers combined (80% weighting); (ii) achievement of DAXXIFY® for cervical dystonia payor coverage (10% weighting); (iii) achievement of a regulatory milestone related to DAXXIFY® (10%); and (vi) additional stretch goals (up to 15%) relating to financial and strategic milestones. An executive officer’s actual bonuses for fiscal year 2024 may exceed 100% of the executive’s 2024 target bonus percentage in the event performance exceeds the predetermined goals and/or upon the achievement of other specified goals, including stretch goals, or due to individual performance (other than for Mark Foley), but will not exceed 155% of the 2024 target bonus.

Executive Severance Plan

On February 7, 2024, the Board, upon recommendation from the Committee, approved an amendment and restatement of the Company’s Amended and Restated Executive Severance Benefit Plan (the “Severance Plan”), which provides for severance benefits to certain key employees, including our named executive officers, upon certain types of qualifying termination events.

Under the amended and restated Severance Plan (the “Amended Severance Plan”), upon a Qualifying Termination, a participant who is (a) our President is eligible to receive the following cash severance: (i) for a Non-Change in Control Termination, monthly cash payments that total an amount equal to 18 times the participant's monthly base salary; and (ii) for a Change in Control Termination, a lump sum payment equal to the sum of the participant's monthly base salary and monthly annual target bonus, multiplied by 18; and (b) a member of the Company’s executive committee, which includes each of our named executive officers but excluding our Chief Executive Officer and President (each such eligible member, an “Executive Officer”), is eligible to receive the following cash severance: (i) for a Non-Change in Control Termination, monthly cash payments that total an amount equal to 12 times the participant’s monthly base salary; and (ii) for a Change in Control Termination, a lump sum payment equal to the sum of the participant’s monthly base salary and monthly annual target bonus, multiplied by 18.

The amendment and restatement to the Severance Plan also modified the definition of Resignation for Good Reason to include a resignation followed by a material breach by the Company of any material agreement with the participant; and with respect to an Executive Officer’s Change in Control Termination, a material diminution of the participant’s authority, duties and responsibilities.

The preceding summary of the terms of the Amended Severance Plan is qualified in its entirety by reference to, and should be read in connection with, the complete copy of the Amended Severance Plan, a copy of which has been filed as Exhibit 10.1 hereto and incorporated by reference herein.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

Number	Description
10.1	Amended and Restated Executive Severance Benefit Plan
104	Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 13, 2024	Revance Therapeutics, Inc.

		By:	/s/ Tobin C. Schilke
Tobin C. Schilke
Chief Financial Officer